UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2017

People’s Utah Bancorp
(Exact name of registrant as specified in its charter)

Utah	001-37416	87-0622021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Main Street American Fork, UT
(Address of principal executive offices)

84003
(Zip code)

Registrant’s telephone number, including area code: (801 642-3998

Not Applicable
(Former name or former address, if changed since last report.)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [X]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2017, People’s Utah Bancorp (“PUB”) announced that Richard T. Beard will retire as President and CEO of PUB and CEO of PUB’s wholly owned subsidiary People’s Intermountain Bank, effective January 2, 2018.  Mr. Beard will continue to serve on PUB’s board of directors after his retirement. PUB also announced that Len E. Williams will succeed Mr. Beard at both PUB and PIB on January 2, 2018. In the interim, Mr. Williams will begin employment with PUB on September 1, 2017 as an Executive Vice President in order to complete a smooth transition of Mr. Beard’s current responsibilities.

Mr. Williams began serving on the PUB board of directors in March of this year. Mr. Williams, age 58, brings more than 37 years of experience in the commercial banking industry, most recently as President and Chief Executive Officer of Home Federal Bank in Nampa, Idaho from 2006 through its sale to Bank of the Cascades in 2014. From March of 2005 to the time he started at Home Federal he served as Senior Vice President and director at Fifth Third Bank in Cincinnati, Ohio.  From 1987 to 2005 he served in a number of leadership and executive roles at Key Bank, including President-Business Banking Division, Colorado Market President and Head of Middle Market Banking for the Western United States. From 1977 to 1987 he was a Commercial Loan Officer and Regional Credit Administrator for Rainier National Bank in Seattle Washington.

Mr. Williams received his Masters of Business Administration in Business Management and Finance in 2000 from the University of Washington, Foster School of Business in Seattle, Washington.  He received a Banking Certification in general banking in 1987 and is a graduate of the Pacific Coast Banking School in Seattle, Washington. Mr. Williams brings extensive experience in mergers and acquisitions and in commercial lending, both of which will be valuable to PUB.

In connection with his appointment, Mr. Williams entered into an employment agreement that includes the following terms: (1) an annual base salary of $407,000, (2) an annual incentive bonus based on satisfying certain performance criteria, ranging from 20% to 60% of Mr. Williams’ base salary, (3) participation in PUB’s employee benefit plans available generally to PUB’s employees, (4) certain long-term incentive awards, including (A) an equity award of 9,600 restricted stock units to be granted upon commencement of Mr. Williams’ employment, which restricted stock units will vest equally over three years, and (B) possible future stock or option grants at the discretion of PUB’s board of directors, and (5) use of a company-owned automobile and payment of associated insurance and other expenses.

Mr. Williams will also be entitled to severance of his then base salary and minimum 20% annual bonus for 18 months following a termination by Mr. Williams for good reason or by PUB without cause.  In addition, if Mr. Williams is terminated within 12 months of a change of control of PUB, then Mr. Williams will be entitled to severance of his then base salary and minimum 20% annual bonus for 12 months following that termination.

Forward-Looking Statements

Statements in this release that are based on information other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date.  These forward-looking statements include, but are not limited to statements concerning our Chief Executive Officer and directors.

Item 7.01. Regulation FD Disclosure.

On April 26, 2017, PUB issued a press release announcing the retirement of Mr. Beard and the appointment of Mr. Williams. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 26, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s Utah Bancorp

Date: April 26, 2017	By:	/s/ Richard T. Beard
Richard T. Beard
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 26, 2017